Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2025, with respect to the consolidated financial statements of Intelsat S.A., included herein.

McLean, Virginia April 29, 2025	/s/ KPMG LLP